Exhibit 99.1
Energy Vault Reports Third Quarter 2026 Financial Results, Affirms Recently Raised Full-Year 2026 Revenue Guidance and Provides Preliminary 2027 Financial Guidance

Contract backlog reached $2.3 billion, up 15% sequentially and 147% year-over-year
Q3 2026 revenue of $13.1 million in line with consensus estimates
GAAP gross margin of 71.0% and adjusted gross margin of 81.1%. Excluding the benefit of tariff refunds, gross margins were 37.9% and 48.0%, respectively
Total cash increased to $236 million, up 59% sequentially and 281% year-over-year
Completed second portfolio acquisition of 2026 from Goshe Energy Storage (2.3GW, including 350 MW ready to build); 100% of cash purchase price paid in Q3 2026
Received formal grid interconnection approval for 125MW/1GWh Stoney Creek project in Australia
Multiple project financings in U.S. and Australia underway
Affirming full-year 2026 revenue of $290–310 million, at the top half of the previous guidance range with expected Q4 project deliveries supporting guidance
Preliminary full-year 2027 revenue and adjusted EBITDA guidance range of $600-700 million and $40-50 million, respectively
WESTLAKE VILLAGE, Calif., November 10, 2026 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a global energy infrastructure company supporting grid reliability and next-generation AI and high-performance computing infrastructure, today announced financial results for the quarter ended September 30, 2026 and guidance updates.
“During the third quarter, we continued advancing our integrated Build, Own & Operate strategy, expanding our global development pipeline and strengthening our cash and overall financial position,” said Robert Piconi, Chairman and Chief Executive Officer. “Our backlog reached $2.3 billion as of November 10th, third quarter total cash increased almost 3x year-over-year, and we achieved important financing, acquisition and development milestones that support the long-term growth of our owned infrastructure platform.”
“In AI infrastructure, we secured non-recourse financing for 275 MW of Rolls-Royce MTU reciprocating engine generation capacity, advanced our Digital Vault Sulcis development in Italy following its designation as a project of pre-eminent national strategic interest, and started construction of the Snyder AI modular data center project. During the fourth quarter, we began deliveries to the recently announced 1.25GW hybrid generation and energy storage project supporting AI compute infrastructure in Texas.
In our Asset Vault portfolio, we completed our second acquisition this year following the previously announced Japanese portfolio acquisition from Baywa Renewables in Q2, acquiring 2.3 GW of U.S. BESS development projects from Goshe Energy Storage, including 350 MW ready to build. In Australia, we achieved important development milestones at our 125 MW / 1 GWh Stoney Creek BESS in Australia, including formal grid interconnection approval last week, which paves the way for an accelerated construction ramp up. Multiple project financings in U.S. and Australia are underway.

Our third quarter financial performance reflects our previously discussed timing of deliveries and continued strengthening of our balance sheet and liquidity. Revenue was $13.1 million, with GAAP gross margin of 71.0% and adjusted gross margin of 81.1% with total cash growing ~60% quarter-over-quarter and almost 3x year-over-year to $236 million. We remain focused on efficient project execution for our customers, capital discipline and progressing our development pipeline towards operating assets and long term, recurring EBITDA.”
Third Quarter 2026 Financial Highlights
•Backlog reached $2.3 billion as of November 10, 2026, up approximately $1.4 billion, or 147%, year-over-year, comprising approximately $800 million of Build and Transfer backlog and $1.5 billion of Build, Own & Operate backlog
•Q3 2026 revenue of $13.1 million decreased $20.3 million, or 61%, from the prior-year period in-line with expectations based upon planned project deliveries
•Q3 2026 GAAP gross profit was approximately $9.3 million, compared with approximately $9.0 million in the prior-year period, driven in part by tariff refunds of $4.3 million. In the quarter, GAAP gross margin was 71.0%, compared to the prior-year period of 27.0%. Excluding the benefit of tariff refunds, GAAP gross margin was 37.9%
•Q3 2026 adjusted gross profit (which adds back non-cash D&A to gross profit) was approximately $10.6 million and adjusted gross margin was 81.1%, compared to the prior-year period of 30.6%. Excluding the benefit of tariff refunds, adjusted gross margin would have been 48.0%
•Q3 2026 operating expenses were $33.9 million, an increase of 27% year-over-year, Q3 2026 adjusted operating expenses were $25.2 million, an increase of $9.0 million, or 56%, year-over-year
•Q3 2026 GAAP net loss was approximately $28.2 million, compared with approximately $26.8 million in the prior-year period. GAAP net loss per share was approximately $(0.17)
•Q3 2026 adjusted EBITDA was a loss of $14.7 million, compared with an approximately $6.0 million loss in the prior-year period
•Q3 2026 adjusted net loss was approximately $22.9 million and adjusted net loss per share was $(0.14).
•Total cash and cash equivalents, including restricted cash, was $236 million as of September 30, 2026, an increase of $88 million sequentially and $174 million year-over-year. Corporate level recourse debt declined $12 million sequentially quarter-over-quarter
Operating and Strategic Highlights
•Closed the acquisition of 2.3 GW of U.S. BESS development projects from Goshe Energy Storage, including 350 MW ready-to-build, and secured a credit facility commitment of up to $40 million from S2G Investments to support development, construction and operations. Secured non-recourse financing for 275 MW of Rolls-Royce MTU reciprocating engine generation capacity
•Received designation of pre-eminent national strategic interest from the Italian Government for Digital Vault Sulcis, an AI infrastructure development in Sardinia, Italy
•Completed the acquisition of the project land, secured New South Wales state Development Approval, and formal grid interconnection approval for the 125 MW / 1 GWh Stoney Creek BESS in Australia, advancing project development

•Multiple project financings in the U.S. and Australia underway
Business Outlook
•Expect full-year 2026 revenue of $290–310 million, at the top half of prior quarter’s guidance range, reflecting current operational execution and expected fourth-quarter project deliveries
•Expect 2026 gross margin of 20-22%
•Expect $170-200 million in total cash at the end of 2026, and a reduction in corporate level recourse debt versus 3Q 2026
•Providing preliminary full-year 2027 revenue guidance of $600–700 million and adjusted EBITDA guidance of $40–50 million
Conference Call Information
Energy Vault will host a conference call on Tuesday, November 10, 2026, at 4:30 PM ET to discuss these results and its business outlook, followed by a Q&A session. Participants may dial 1-877-704-4453 (U.S.) or 1-201-389-0920 (international) and request the Energy Vault Holdings earnings call. A live webcast will be available at https://investors.energyvault.com/events-and-presentations/events. A telephonic replay will be available shortly after the call through Tuesday, November 24, 2026, at 1-844-512-2921 (U.S.) or 1-412-317-6671 (international), access code 13763231. An archived webcast replay will be available on the investor relations website at https://investors.energyvault.com/.
About Energy Vault
Energy Vault® is an integrated power infrastructure platform that builds, owns and operates flexible, reliable energy systems to accelerate time-to-power for utilities, independent power producers, industrial customers and the AI and data center market. At the core of its platform is a technology-agnostic, software-enabled architecture that is designed to accelerate project delivery, optimize performance and drive faster time-to-revenue. Energy Vault’s integrated solutions combine energy storage, generation and advanced energy management to deliver scalable infrastructure tailored to customer needs. Its portfolio spans short-, long- and multi-day duration storage, designed to enable reliability, flexibility and cost efficiency across applications. For utilities and grid operators, Energy Vault provides firm, flexible capacity that enhances grid stability and helps to ensure reliable power delivery. For industrial and data center customers, the platform enables resilient, cost-efficient power supply to support critical operations. Through its Build, Own & Operate model, Energy Vault generates long-term, recurring revenues while delivering project execution excellence across development, delivery and operations. By combining innovation with disciplined execution, Energy Vault is redefining how power infrastructure is developed and deployed – delivering reliability, flexibility and scale in a rapidly evolving global energy market. Please visit www.energyvault.com for additional information.
Non-GAAP Financial Measures
Energy Vault has provided a reconciliation of net loss to each of adjusted EBITDA and adjusted net loss, with GAAP net loss being the most directly comparable GAAP measure to both measures and GAAP net loss per share to adjusted net loss per share, for the historical periods in this press release. Energy Vault has also provided a reconciliation of reported gross profit to adjusted gross profit, reported gross profit margin to adjusted gross margin, and a reconciliation of reported operating expenses to adjusted operating expenses for the historical periods in this press release. A reconciliation of projected non-GAAP measures has not been provided because certain information necessary to calculate such measures on a GAAP basis is not available without unreasonable effort or is dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Bookings
Contracted bookings are from binding, fully executed customer agreements signed during the period or purchase orders received from customers during the period. Contingent option bookings are from projects where the Company holds an enforceable exclusive purchase right and intends to exercise that right, even if the option has not been exercised as of period end.
Bookings include agreements and purchase orders for third-party projects and services, IP licensing, and leasing, tolling, energy supply and offtake arrangements associated with energy infrastructure owned or operated by the Company or its affiliates. Aggregate contract value includes fixed contractual payments and estimated future variable payments over the applicable contractual term that the Company believes are probable of being realized.
For variable payments dependent on energy market conditions, the Company uses forecasts prepared by an independent third-party firm using simulation software that considers current and projected energy market dynamics, historical and forecasted volatility, and location-specific data. The Company considers the low-end simulation results to be probable. For variable payments dependent on customer consumption or utilization, the Company uses applicable contractual pricing and management’s estimates of expected consumption or utilization, considering customer-provided forecasts, anticipated operating ramp-up, available operating data and other relevant information, as applicable. Management evaluates these assumptions for reasonableness and includes only amounts it believes are probable of being realized.
Potential future IP royalties, uncontracted residual asset values, and amounts attributable to unexercised renewal or extension options are excluded from bookings. Due to the long-term nature of our contracts, bookings provide useful information to investors and management in evaluating the growth of our business and estimated future revenue associated with our customer arrangements.
Backlog
Backlog represents estimated future revenue or other income not yet recognized from (i) third-party projects and services, (ii) IP licensing agreements, and (iii) leasing, tolling, energy supply and offtake arrangements associated with energy infrastructure owned or operated by the Company or its affiliates, in each case associated with contracted bookings or contingent option bookings, as defined above.
Backlog includes contracted backlog and contingent option backlog. Contracted backlog reflects amounts associated with binding, fully executed agreements, inclusive of SOSA, which is expected to reach financial close imminently. Contingent option backlog reflects amounts associated with projects where the Company holds an enforceable exclusive purchase right and intends to exercise that right, even if the option has not been exercised as of period end, and is contingent on the Company exercising the applicable purchase right and subsequent project execution. If the Company does not exercise an option, or if the underlying terms or assumptions change such that inclusion is no longer appropriate, the related contingent option backlog is removed or updated in the period of change.
Backlog includes fixed contractual payments and estimated future variable payments over the remaining applicable contractual term that the Company believes are probable of being realized. For variable payments dependent on energy market conditions, the Company uses forecasts prepared by an independent third-party firm using simulation software that considers current and projected energy market dynamics, historical and forecasted volatility, and location-specific data. The Company considers the low-end simulation results to be probable. For variable payments dependent on customer consumption or utilization, the Company uses applicable contractual pricing and management’s estimates of expected consumption or utilization, considering customer-provided forecasts, anticipated operating ramp-up, available operating data and other relevant information, as applicable. Management evaluates these assumptions for reasonableness and includes only amounts it believes are probable of being realized. Estimated variable payments do not necessarily represent minimum contractual payment commitments.
Potential future IP royalties, uncontracted residual asset values, and amounts attributable to unexercised renewal or extension options are excluded from backlog. Management uses backlog to evaluate estimated future revenue and business activity. Backlog is a common measurement used in our industry; however, our methodology may not be comparable to methodologies used by others.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the implementation, market acceptance and success of our business model and growth strategy; our ability to obtain funding for our operations and future growth; our awards, bookings, backlog and developed pipeline equating to future revenue; our ability to successfully provide AI power infrastructure and secure additional AI power infrastructure work; our ability to successfully integrate, develop, and finance any acquired portfolios of development projects; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors and industry; the impact of macroeconomic uncertainty, including with respect to uncertainty about the future relationship between the United States and other countries with respect to trade policies and tariffs; changes in tax laws and government regulations and the impact of those changes on us, including as a result of the One Big Beautiful Bill Act and its changes to the Internal Revenue Code of 1986, as amended and the clean-energy tax credits established under the Inflation Reduction Act of 2022; investment in development projects that may not achieve commercial operations in our predicted timeframe or at all; our efforts to diversify our supply chain to lessen the impact of tariffs and global disruptions to maritime traffic; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; and our business, expansion plans and opportunities, including our expansion into owned and operated projects and the

AI and data center market; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 18, 2026 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 19, 2026, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	September 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$180,521	$58,260
Restricted cash, current portion	16,759	4,717
Accounts receivable, net	4,380	25,938
Contract assets, net	15,894	20,631
Inventory	549	139
Advances to suppliers, current portion	202,980	6,318
Property and equipment held for sale	6,470	—
Prepaid expenses and other current assets	16,606	5,067
Total current assets	444,159	121,070
Property and equipment, net	125,446	96,064
Intangible assets, net	9,553	8,277
Restricted cash, long-term portion	38,936	40,466
Advances to suppliers, long-term portion	60,998	—
Deferred income taxes, net	—	40,508
Other assets	22,933	6,491
Total Assets	$702,025	$312,876
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$95,607	$30,838
Accrued expenses	37,928	70,389
Debt, current portion	69,810	56,628
Contract liabilities	245,527	6,610
Other current liabilities	9,584	552
Total current liabilities	458,456	165,017
Long-term debt	210,701	37,970
Warrant liabilities	7,844	15,050
Other long-term liabilities	8,984	6,223
Total liabilities	685,985	224,260
Mezzanine Equity
Redeemable non-controlling interest	28,441	21,156
Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 183,086 and 168,969 issued and outstanding at September 30, 2026 and December 31, 2025, respectively	18	17
Additional paid-in capital	565,592	555,873
Accumulated deficit	(577,772)	(487,433)
Accumulated other comprehensive loss	(208)	(966)
Non-controlling interest	(31)	(31)
Total stockholders’ equity (deficit)	(12,401)	67,460
Total Liabilities, Mezzanine Equity, and Stockholders’ Equity (Deficit)	$702,025	$312,876

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$13,069	$33,319	$52,317	$50,365
Cost of revenue	3,794	24,309	32,878	33,963
Gross profit	9,275	9,010	19,439	16,402
Operating expenses:
Sales and marketing	3,416	3,210	9,174	10,416
Research and development	2,590	3,362	7,723	11,260
General and administrative	25,512	19,772	66,801	55,813
Project development costs	651	31	3,276	709
Provision for (benefit from) credit losses	36	(80)	113	3,752
Depreciation, amortization, and accretion (excluding amounts included in cost of revenue)	1,654	298	5,796	1,076
Total operating expenses	33,859	26,593	92,883	83,026
Loss from operations	(24,584)	(17,583)	(73,444)	(66,624)
Other income (expense):
Interest expense	(5,017)	(2,781)	(12,675)	(5,392)
Interest income	921	204	2,193	831
Change in fair value of financial instruments carried at fair value	3,385	—	4,740	—
Other expense, net	(1,729)	(1,124)	(9,159)	(3,749)
Loss before income taxes	(27,024)	(21,284)	(88,345)	(74,934)
Provision for income taxes	1,138	5,535	1,994	7,991
Net loss	(28,162)	(26,819)	(90,339)	(82,925)
Net loss attributable to non-controlling interest	—	(2)	—	(45)
Net loss attributable to Energy Vault Holdings, Inc.	$(28,162)	$(26,817)	$(90,339)	$(82,880)

Net loss per share attributable to common stockholders — basic	$(0.17)	$(0.16)	$(0.55)	$(0.52)
Net loss per share attributable to common stockholders — diluted	$(0.17)	$(0.16)	$(0.58)	$(0.52)
Weighted average shares outstanding — basic	181,969	163,329	177,350	158,023
Weighted average shares outstanding — diluted	181,969	163,329	177,447	158,023

Other comprehensive income (loss) — net of tax
Actuarial gain (loss) on pension	$314	$(114)	$260	$121
Foreign currency translation gain (loss)	313	148	498	(91)
Total other comprehensive income attributable to Energy Vault Holdings, Inc.	627	34	758	30
Total comprehensive loss attributable to Energy Vault Holdings, Inc.	$(27,535)	$(26,783)	$(89,581)	$(82,850)

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2026	2025
Cash Flows From Operating Activities
Net loss	$(90,339)	$(82,925)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization, and accretion	9,762	2,263
Non-cash debt and financing costs	2,629	2,682
Loss on debt extinguishment	6,332	1,412
Non-cash interest income	—	(364)
Stock-based compensation	17,013	28,411
Provision for credit losses	113	3,752
Change in fair value of financial instruments carried at fair value	(4,740)	—
Impairment of equity securities	2,030	—
Non-cash expenses related to equity purchase agreement	—	1,857
Deferred income taxes	988	5,561
Foreign exchange losses (gains)	(18)	732
Change in operating assets, net of acquisitions	(60,550)	(40,279)
Change in operating liabilities, net of acquisitions	186,566	77,819
Net cash provided by operating activities	69,786	921
Cash Flows From Investing Activities
Purchase of property and equipment	(115,578)	(30,650)
Acquisition of Development Vault, LLC	(19,131)	—
Investment in note receivable	—	(2,142)
Investment tax credit proceeds	39,689	—
Deposit received on sale of property and equipment	5,161	—
Net cash provided by (used in) investing activities	(89,859)	(32,792)
Cash Flows From Financing Activities
Proceeds from issuance of debt	262,364	117,200
Repayment of debt	(77,304)	(51,519)
Payment of debt issuance costs	(13,503)	(9,604)
Purchase of capped calls	(20,460)	—
Proceeds from insurance premium financings	—	2,585
Repayment of insurance premium financings	(438)	(2,059)
Proceeds from issuance of stock	3,923	6,849
Payment of equity issuance costs	(123)	—
Short-swing profit recovery	—	24
Proceeds from exercise of stock options	1,341	47
Payment of finance lease obligations	(36)	(94)
Payment of taxes related to net settlement of equity awards	(4,450)	—
Net cash provided by financing activities	151,314	63,429
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,532	297
Net increase in cash, cash equivalents, and restricted cash	132,773	31,855
Cash, cash equivalents, and restricted cash – beginning of the period	103,443	30,073
Cash, cash equivalents, and restricted cash – end of the period	236,216	61,928
Less: Restricted cash at end of period	55,695	29,232
Cash and cash equivalents - end of period	$180,521	$32,696

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2026	2025
Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$42	$696
Cash paid for interest	13,568	2,035
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Actuarial gain (loss) on pension	260	121
Property and equipment financed through accounts payable and accrued expenses	2,943	37
Assets acquired on finance lease	—	87
Debt issuance costs incurred but unpaid	390	—
Debt assumed in acquisition of Development Vault, LLC	18,328	—
Fair value of common stock issued as consideration in acquisition of Development Vault, LLC	2,245	—
Fair value of common stock issued upon conversion of Convertible Debentures	17,546	—
Capitalized non-cash debt and financing costs	170	—

Non-GAAP Financial Measures
To complement our consolidated statements of operations and comprehensive loss, we use non-GAAP financial measures of adjusted gross profit, adjusted gross margin, adjusted operating expenses, adjusted net loss, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to other measures of financial performance calculated in accordance with GAAP. These non-GAAP measures and their reconciliation to GAAP financial measures are shown below.
The following table provides a reconciliation from GAAP gross profit to non-GAAP adjusted gross profit (amounts in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$13,069	$33,319	$52,317	$50,365
Cost of revenue	3,794	24,309	32,878	33,963
Gross profit (GAAP)	9,275	9,010	19,439	16,402
Gross margin (GAAP)	71.0%	27.0%	37.2%	32.6%
Non-GAAP adjustment:
Add: depreciation and amortization	1,322	1,187	3,966	1,187
Adjusted gross profit (non-GAAP)	$10,597	$10,197	$23,405	$17,589
Adjusted gross margin (non-GAAP)	81.1%	30.6%	44.7%	34.9%
The following table provides a reconciliation from GAAP operating expenses to non-GAAP operating expenses (amounts in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses (GAAP)	$33,859	$26,593	$92,883	$83,026
Non-GAAP adjustments:
Less: depreciation, amortization, and accretion (excluding amounts included in cost of revenue)	1,654	298	5,796	1,076
Less: stock-based compensation expense	5,594	10,151	17,013	28,411
Less: business acquisition transaction costs	1,369	—	1,369	—
Less: reorganization expenses	—	—	—	1,162
Less: provision for (benefit from) credit losses	36	(80)	113	3,752
Adjusted operating expenses (non-GAAP)	$25,206	$16,224	$68,592	$48,625

The following table provides a reconciliation from net loss attributable to common stockholders and net loss per share attributable to common stockholders - basic and diluted, to non-GAAP adjusted net loss and non-GAAP adjusted net loss per share attributable to Energy Vault Holdings, Inc - basic and diluted (amounts in thousands except per share data, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(28,162)	$(26,817)	$(90,339)	$(82,880)
Non-GAAP adjustments:
Stock-based compensation expense	5,594	10,151	17,013	28,411
Change in fair value of financial instruments carried at fair value	(3,385)	—	(4,740)	—
Loss on debt extinguishment	962	—	6,332	1,412
Business acquisition transaction costs	1,369	—	1,369	—
ITC sale transaction costs	686	—	686	—
Provision for (benefit from) credit losses	36	(80)	113	3,752
Foreign exchange losses (gains)	(6)	383	(18)	732
Impairment of equity securities	—	—	2,030	—
Reorganization expenses	—	—	—	1,162
Expenses related to equity purchase agreement	—	1,166	—	2,072
Net loss attributable to non-controlling interest	—	(2)	—	(45)
Gain on sale of R&D equipment	—	(426)	—	(426)
Adjusted net loss (non-GAAP)	$(22,906)	$(15,625)	$(67,554)	$(45,810)
Less: accretion and paid-in-kind distributions on redeemable non-controlling interest	2,690	—	7,285	—
Adjusted net loss attributable to common stockholders (non-GAAP)	$(25,596)	$(15,625)	$(74,839)	$(45,810)

Weighted-average shares:
Basic (GAAP and non-GAAP)	181,969	163,329	177,350	158,023
Diluted (GAAP) (1)	181,969	163,329	177,447	158,023
Diluted (non-GAAP) (2)	181,969	163,329	177,350	158,023

Net loss per share — basic (GAAP) (1)	$(0.17)	$(0.16)	$(0.55)	$(0.52)
Net loss per share — diluted (GAAP) (1)	$(0.17)	$(0.16)	$(0.58)	$(0.52)
Adjusted net loss per share — basic and diluted (non-GAAP) (2)	$(0.14)	$(0.10)	$(0.42)	$(0.29)
__________________
(1) GAAP basic and diluted net loss per share reflect combined accretion of redeemable non-controlling interest and paid-in-kind distributions to the redeemable non-controlling interest of $2.7 million and $7.3 million, respectively for the three and nine months ended September 30, 2026. GAAP diluted net loss per share for the nine months ended September 30, 2026 also reflects the exclusion of the gain on the change in fair value of the OIC Warrant liability of $5.8 million and the inclusion of 97,000 incremental shares associated with the OIC Warrants.
(2) The weighted-average shares used to calculate adjusted basic and diluted net loss per share equal the basic weighted-average shares outstanding. Changes in the fair value of the OIC Warrant liability are excluded from adjusted net loss. Because the Company reported an adjusted net loss, inclusion of the incremental shares associated with the OIC Warrants would have been antidilutive, and those shares were therefore excluded.

The following table provides a reconciliation from net loss attributable to Energy Vault Holdings, Inc. to non-GAAP adjusted EBITDA, with net loss attributable to Energy Vault Holdings, Inc. being the most directly comparable GAAP measure (amounts in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(28,162)	$(26,817)	$(90,339)	$(82,880)
Non-GAAP adjustments:
Interest expense	5,017	2,781	12,675	5,392
Interest income	(921)	(204)	(2,193)	(831)
Provision for income taxes	1,138	5,535	1,994	7,991
Depreciation, amortization, and accretion	2,976	1,485	9,762	2,263
Stock-based compensation expense	5,594	10,151	17,013	28,411
Change in fair value of financial instruments carried at fair value	(3,385)	—	(4,740)	—
Loss on debt extinguishment	962	—	6,332	1,412
Business acquisition transaction costs	1,369	—	1,369	—
ITC sale transaction costs	686	—	686	—
Provision for (benefit from) credit losses	36	(80)	113	3,752
Foreign exchange losses (gains)	(6)	383	(18)	732
Impairment of equity securities	—	—	2,030	—
Reorganization expenses	—	—	—	1,162
Expenses related to equity purchase agreement	—	1,166	—	2,072
Net loss attributable to non-controlling interest	—	(2)	—	(45)
Gain on sale of R&D equipment	—	(426)	—	(426)
Adjusted EBITDA (non-GAAP)	$(14,696)	$(6,028)	$(45,316)	$(30,995)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
Adjusted EBITDA is presented on a consolidated basis. Because our reconciliation starts with net loss attributable to Energy Vault Holdings, Inc., we add back net loss attributable to non-controlling interests to arrive at consolidated Adjusted EBITDA. Non-controlling interest allocations may be significantly impacted by the hypothetical liquidation at book value method to allocate Asset Vault’s income (loss) between the Company and the redeemable non-controlling interest.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation, amortization, and accretion are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com